Exhibit 99.1

Eric Loughmiller

Executive Vice President and Chief Financial Officer

(317) 249-4254

eric.loughmiller@karauctionservices.com

KAR Auction Services Reprices Credit Agreement Term Loans

Carmel, IN — March 13, 2013 — KAR Auction Services, Inc. (NYSE: KAR) (the “Company”) announced that it has entered into an amendment to its Credit Agreement dated as of May 19, 2011 (the “Credit Agreement”).  The amendment, among other things, provides for the repricing of the term loans under the Credit Agreement through the incurrence of $1,674.5 million of new term loans (the “New Term Loans”).  The interest rate of the New Term Loans was reduced to LIBOR plus 2.75% with a LIBOR floor of 1.00%.

Additionally, the Company has entered into an Incremental Term Loan Agreement No. 1 to the Credit Agreement, pursuant to which it has incurred $150.0 million of additional term loans, the proceeds of which the Company will use to redeem its Floating Rate Senior Notes due 2014 on April 3, 2013.

About KAR Auction Services

KAR Auction Services, Inc. is the holding company for ADESA, Inc. (“ADESA”), Insurance Auto Auctions, Inc. (“IAA”) and Automotive Finance Corporation (“AFC”). ADESA is a leading provider of wholesale used vehicle auctions with 67 North American locations and its subsidiary OPENLANE provides a leading Internet automotive auction platform. IAA is a leading salvage vehicle auction company with 163 sites across North America. AFC is a leading provider of floorplan financing to independent and franchise used vehicle dealers with 104 sites across North America.  Together, the Company provides a unique, comprehensive, end-to-end solution for its customers’ remarketing needs.

Forward-Looking Statements

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties.  In particular, statements made that are not historical facts may be forward-looking statements.  Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.  Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings.  The Company does not undertake any obligation to update any forward-looking statements.